Exhibit 32.2


                                 CERTIFICATION PURSUANT TO
                                  18 U.S.C. SECTION 1350,
                                   AS ADOPTED PURSUANT TO
                         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Funding IV, L.P. (the "Partnership") for the period ended December 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Carlin, Controller of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



                             MERRILL LYNCH PREFERRED FUNDING IV, L.P.

                             By:  MERRILL LYNCH & CO., INC., as General Partner


                             By:     /s/ GARY CARLIN
                                     -------------------------------------
                             Name:   Gary Carlin*
                             Title:  Controller, Merrill Lynch & Co., Inc.



Dated: March 25, 2008
-----------------------
* Gary Carlin functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Partnership for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.